SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                    CURRENT REPORT UNDER SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported):  January 8, 1999
                         Commission file number 0-10104




                             LA TEKO RESOURCES LTD.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



   BRITISH COLUMBIA, CANADA                            87-0483319
-------------------------------                    -------------------
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                     Identification No.)

    SUITE 500, 625 HOWE ST.
      VANCOUVER, B.C.                                    V6C 2T6
---------------------------------------            -------------------
(Address of principal executive offices)               (Zip code)


              Registrant's telephone number, including area code:
                                 (604) 688-0833



                                 NOT APPLICABLE
    -------------------------------------------------------------------------
   (Former name, former address and formal fiscal year, if changed since last report)

                              ITEM 5: OTHER EVENTS


On January 8, 1999, La Teko Resources Ltd. ("La Teko") announced that the terms of the previously announced business combination with Kinross Gold Corporation have been amended. Under the revised terms, shareholders of La Teko will receive one Kinross share for each 2.25 La Teko shares. As part of the negotiations, Kinross received a commitment from shareholders holding approximately 16% of the outstanding La Teko shares, to vote in favour of the business combination. The special meeting of La Teko shareholders is expected to be held in February.

The proposed merger is subject to the approval of the board of directors of Kinross.
                                   SIGNATURES

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   LA TEKO RESOURCES LTD.


Dated: January 11, 1999            By  /s/ Gerald G. Carlson, President & CEO